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                                                                   EXHIBIT 10(a)

                         THE RANDERS GROUP INCORPORATED
                                EXHIBIT 6(a)-10

                                     LEASE


     This Lease is entered into August 12, 1996, between R. L. Kuss, Trustee under Agreement dated April 1, 1965 ("Landlord"), and Randers Engineering, Inc., a Michigan corporation ("Tenant").

                                  ARTICLE ONE
                       DEFINITIONS, SCHEDULES AND ADDENDA

1.1   DEFINITIONS:

      a. LEASED PREMISES shall mean the usable area occupied by the Tenant in the Building, as described in Schedule 1 and shall be known as Suite 150.

      b. BUILDING shall mean the office building located at 21333 Haggerty Road, Novi, Oakland County, Michigan 48375.

      c. TENANT'S SQUARE FOOTAGE shall mean 5,000 usable square feet subject to final measurement. The term "usable" shall be synonymous with "rentable" in this document.

      d. LEASE COMMENCEMENT DATE shall mean November 1, 1996; LEASE EXPIRATION DATE shall mean October 31, 2001; LEASE TERM shall mean the period between Lease Commencement Date and Lease Expiration Date.

      e. BASE RENT shall mean the agreed upon rent per square foot per year, in accordance with Schedule 8 to this Lease, applied against the Tenant's square footage (Leased Premises) and payable in twelve (12) equal monthly payments.

      f. DEPOSIT shall mean $0.00; PREPAID RENT shall mean $0.00, of which $0.00 represents the first monthly installment of Base Rent due November 1, 1996.

      g. PERMITTED PURPOSE shall mean use of the Leased Premises for clerical and administrative purposes, and all other purposes permitted under the Rules and Regulations attached hereto as Schedule 2.

      h. AUTHORIZED NUMBER OF PARKING SPACES shall mean 33 employee parking spaces. Additional parking spaces may, at the sole discretion of the Lessor, be provided if available and if required by Tenant.

      i. MANAGING AGENT shall mean Thomas P. Loftis, c/o Midland Properties, Inc., whose address is 2525 North Limestone Street, Suite 101, Springfield, Ohio 45503.





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      j.      LANDLORD'S MAILING ADDRESS:  Richard L. Kuss, Trustee U/A dated
April 1, 1965, c/o Thomas P. Loftis, c/o Midland Properties, Inc., 2525 North Limestone Street, Suite 101, Springfield, Ohio 45503.

      k. TENANT'S MAILING ADDRESS: Randers Engineering, Inc., 570 Seminole Road, Muskegon, Michigan 49444, Attention: Thomas Eurich, with a copy to Randers Engineering, Inc., 21333 Haggerty Road, Suite _____, Novi, Michigan 48375.

1.2 SCHEDULES AND ADDENDA: The schedules and addenda listed below are incorporated into this Lease by reference unless lined out. The terms of schedules, exhibits and typewritten addenda, if any, attached or added hereto shall control over any inconsistent provisions in the paragraphs of this Lease.

      a.  SCHEDULE 1:  Description of Premises and Floor Plan
      b.  SCHEDULE 2:  Rules and Regulations
      c.  SCHEDULE 3:  Utility Services
      d.  SCHEDULE 4:  Maintenance Services
      e.  SCHEDULE 5:  Parking
      f.  SCHEDULE 6:  Work Letter Agreement
      g.  SCHEDULE 7:  Certificate of Acceptance
      h.  SCHEDULE 8:  Schedule of Rental Payments - Base
                       Rent/Tenant Utilities/Operating Expenses

                                  ARTICLE TWO
                                    PREMISES

2.1 LEASE OF PREMISES: In consideration of the Rent and the provisions of this Lease, Landlord leases to Tenant and Tenant accepts from Landlord the Leased Premises.

2.2 PRIOR OCCUPANCY: Tenant shall not occupy the Leased Premises prior to Lease Commencement Date except with the express prior written consent of Landlord. The Lease Commencement Date is November 1, 1996, and the first installment of Base Rent is due November 1, 1996. If Tenant shall occupy the Leased Premises prior to Lease Commencement Date, all covenants and conditions of this Lease shall be binding on the parties commencing at such prior occupancy.

2.3 RIGHT OF FIRST REFUSAL: During the term of this Lease, Tenant shall be granted the right of first refusal on floor space contiguous to the Leased Premises at the then prevailing market rate for similar office space in the Farmington Hills/Livonia/Novi, Michigan area, and under the same terms and conditions as otherwise specified in this Lease.

     In order to exercise its right of first refusal, Tenant agrees to exercise its right within seven (7) days following receipt of written notice from Landlord of its intention to lease said contiguous floor space.





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2.4   RENEWAL OPTION:  Tenant shall have the right to extend the term of this
Lease for one (1) additional five (5) year term. Tenant shall exercise its option by giving to Landlord written notice of said exercise not later than eight (8) months prior to the last day of the initial lease term.

     All provisions of this Lease shall continue to apply during the Renewal Term except that the rental rate shall be as follows:

     The rental rate, during said renewal option period, shall be based on the then prevailing market rate for similar office space in the Farmington Hills/Livonia/Novi, Michigan area.

2.5 EARLY TERMINATION OPTION: Tenant shall have the right to terminate this Lease after the end of the third (3rd) year of the lease term by giving to Landlord its written notice of intention to terminate, accompanied by a payment to Landlord for all unamortized Tenant improvements, and for all unamortized real estate commissions paid, under the initial lease term (amortization based on a five (5) year term). Tenant's notice to terminate must be given to Landlord at least eight (8) months prior to the effective date of termination.

                                 ARTICLE THREE
                           PAYMENT OF RENT AND TAXES

3.1 RENT: Tenant shall pay each monthly installment of Base Rent in advance on the first calendar day of each month. Monthly installments for any fractional calendar month, at the beginning or end of the Lease Term, shall be prorated based on the number of days in such month. Base Rent, together with all other amounts payable by Tenant to Landlord under this Lease, including, without limitation, any late charges and interest due Landlord for Rent not paid when due, shall be sometimes referred to collectively as "Rent." Tenant shall pay all Rent, without deduction or set-off, to Landlord or Managing Agent at a place specified by Landlord. Rent not paid within ten (10) days of its due date and within five (5) days of Tenant's receipt of written notice from Landlord of the failure to pay rent, shall bear interest until paid, at the annualized rate of three percent (3%) in excess of the prime rate of interest published in the Money Rates table of The Wall Street Journal, as the same may be adjusted from time to time. Tenant shall also pay a late charge of $50.00 with each late payment of rent not received within five (5) business days of its due date.

3.2 TAXES: Landlord shall pay all general real estate taxes and any special assessments levied against the Building.





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                                  ARTICLE FOUR
                            IMPROVEMENTS BY LANDLORD

4.1 CONSTRUCTION CONDITIONS: Landlord shall construct the improvements described in the Construction Documents approved and signed by Landlord and Tenant and made a part of the work letter attached hereto as SCHEDULE 6 (the "Improvements"). The expenses to be incurred as between Landlord and Tenant for construction of the Improvements are specified in SCHEDULE 6. If any act, omission or change requested or caused by Tenant increases the cost of work or materials or the time required for completion of construction, Tenant shall reimburse Landlord for such increase in cost at the time the increased cost is incurred and shall reimburse Landlord for any loss in Rent at the time the Rent would have become due.

4.2 COMMENCEMENT OF POSSESSION: The Lease Commencement Date shall be November 1, 1996, pursuant to Article One Section 1.1d. The parties acknowledge and agree that Landlord shall be responsible for completing Tenant's work.

                                  ARTICLE FIVE
                               BUILDING SERVICES

5.1   BUILDING SERVICES:  Landlord shall furnish:

      a. Utility Services: The utility services listed on SCHEDULE 3 ("Utility Services").

      b. Maintenance Services: Maintenance of all common and exterior areas including lighting, landscaping, cleaning, painting, maintenance and repair of the exterior of the Building and its structural portions and roof and exterior windows, including all of the services listed on SCHEDULE 4 ("Maintenance Services").

      c.  Parking:  Parking under the terms and conditions described in
SCHEDULE 5 ("Parking") and paragraph 1.1(h) of this Lease.

     Utility Services, Maintenance Services and Parking described above shall be collectively referred to as "Project Services."

5.2 INTERRUPTION OF SERVICES: Landlord does not warrant that any of the Building Services will be free from interruption. Any Building Service may be suspended by reason of accident or of necessary repairs, alterations or improvements, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Subject to possible rent abatement as may be provided pursuant to the conditions described in ARTICLE EIGHT, any such interruption or discontinuance of such Building Services shall never be deemed a disturbance of Tenant's use and possession of the Leased Premises, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease. However, Landlord shall use its best efforts to cause the Building Services to be restored promptly.





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                                  ARTICLE SIX
                               TENANT'S COVENANTS

6.1   USE OF LEASED PREMISES:  Tenant agrees to:

      a. Permitted Usage: Continuously use the Leased Premises for the Permitted Purpose only and for no other purpose.

      b. Compliance with Laws: Only as it relates to Tenant's use and future alterations of the Leased Premises by Tenant, comply with the provisions of all applicable recorded covenants, conditions and restrictions and all applicable building, zoning, fire and other governmental laws, ordinances, regulations or rules as the same are applicable to the Leased Premises. Landlord will, if requested to do so, provide to Tenant a copy of all recorded covenants, conditions and restrictions affecting the Leased Premises.

      c. Nuisances or Waste: Not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that may increase Landlord's fire and extended coverage insurance premium, damage the Building, constitute waste, or be a nuisance, public or private, or menace or other disturbance to tenants of adjoining premises or anyone else, or use or store any toxic chemicals, wastes, elements or substances in the Leased Premises.

      d. Alterations and Improvements: Make no substantial alterations or improvements to the Leased Premises without the prior written approval of Landlord not to be unreasonably withheld. Any such alterations or improvements by Tenant shall be done in a good and workmanlike manner, at Tenant's expense, by a licensed contractor approved by Landlord and in conformity with plans and specifications approved by Landlord.

      e. Liens: Keep the Leased Premises, the Building and the Project free from liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant. If, at any time, a lien or encumbrance is filed against the Leased Premises, the Building or the Project as a result of Tenant's work, materials or obligations, Tenant shall promptly discharge such lien or encumbrance. If such lien or encumbrance has not been removed within sixty (60) days from the date it is filed, Tenant agrees to deposit with Landlord cash or a bond in an amount equal to 150% of the amount of the lien, to be held by Landlord as security for the lien being discharged, however, if Landlord is, at the time of the filing of the lien, involved in any negotiations that require a clear title to the property, Tenant agrees to immediately deposit with Landlord cash or bond as provided above.

      f. Rules and Regulations: Observe, perform and abide by all the reasonable rules and regulations promulgated by Landlord from time to time as said rules and regulations are applied equally to other tenants of the Building. SCHEDULE 2 sets forth Landlord's rules and regulations in effect on the date hereof.





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      g.      Signage:  Obtain the prior approval of the Landlord and
Landlord's mortgagee, if any, before placing any sign or symbol in doors or windows or elsewhere in or about the Leased Premises, or upon any other part of the Building, or Project including building directories. Any signs or symbols which have been placed without Landlord's approval may be removed by Landlord. Upon expiration or termination of this Lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired, or such removal and repair may be done by Landlord and the cost charged to Tenant as Rent. Tenant shall be entitled to customary recognition in the Building's directory and suite signage, and to recognition on the exterior mounted building signage. The signage tenant directory shall be installed by Landlord prior to commencement of the Lease Term.

6.2 INSURANCE: Landlord shall, at its own expense, procure and maintain comprehensive general liability insurance and fire and extended casualty insurance in appropriate amounts. Tenant shall, at its own expense, procure and maintain during the Lease Term comprehensive general liability insurance with respect to the Leased Premises and Tenant's activities in the Leased Premises and in the Building and the Project, providing bodily injury, broad form property damage with a maximum $1,000.00 deductible, as follows:

      a. $1,000,000.00 with respect to bodily injury or death to any one person;

      b. $5,000,000.00 with respect to bodily injury or death arising out of any one occurrence;

      c. $1,000,000.00 with respect to property damage or other loss arising out of any one occurrence;

      d. Fire and extended casualty insurance covering Tenant's trade fixtures, merchandise and other personal property in an amount not less than 100% of their actual replacement cost; and

      e. Workers' compensation insurance in at least the statutory amounts.

      Nothing in this paragraph 6.2 shall prevent Tenant from either providing a self-insured retention of $5,000,000.00 per occurrence covering the risks and exposures set forth in Sections a. through c. hereof or from obtaining insurance of the kind and in the amounts provided for under this paragraph under a blanket insurance policy covering other properties as well as the Leased Premises, provided, however, that any such policy of blanket insurance
(i) shall specify the amounts of the total insurance allocated to the Leased Premises, which amounts shall not be less than the amounts required by sections
a. through c. hereof., and (ii) such amounts so specified shall be sufficient to prevent any one of the assureds from becoming a coinsurer within the terms of the applicable policy, and (iii) shall,





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as to the Leased Premises, otherwise comply as to endorsements and coverage with the provisions of this paragraph.

      Tenant's insurance shall be issued by an insurer reasonably acceptable to and approved by Landlord. Landlord and Landlord's mortgagee, if any, shall be named as "additional insureds" under Tenant's insurance, and such Tenant's insurance shall be primary and non-contributing with Landlord's insurance. Tenant's insurance policies shall contain endorsements requiring thirty (30) days' notice to Landlord and Landlord's mortgagee, if any, prior to any cancellation, lapse or nonrenewal or any reduction in amount of coverage.

      Tenant shall deliver to Landlord as a condition to its taking occupancy of the Leased Premises a certificate or certificates evidencing such insurance.

6.3 REPAIRS: Subject to Landlord's Maintenance Services obligations as described in ARTICLE 5.1b and in Schedule 4, Tenant agrees to maintain the interior of the Leased Premises in a neat, clean and sanitary condition. If Tenant fails to maintain or keep the Leased Premises in good repair and such failure continues for five (5) business days after written notice from Landlord or if such failure results in a nuisance or health or safety risk, Landlord may perform any such required maintenance and repairs and the cost thereof shall be payable by Tenant as Rent within thirty (30) days of receipt of an invoice from Landlord. Tenant shall also pay to Landlord the costs of any repair to the Building or Project necessitated by any act or neglect of Tenant.

6.4 ASSIGNMENT AND SUBLETTING: Tenant shall not assign, mortgage, pledge or encumber this Lease, or permit all or any part of the Leased Premises to be subleased to another, without the prior written consent of Landlord. Landlord agrees that it will not unreasonably withhold its consent to Tenant's assigning this Lease or subletting the Leased Premises. Tenant may, without the Landlord's consent, assign this Lease to any parent, affiliate and/or any successor, provided Tenant remains at all times primarily liable for all obligations under the Lease.

     Except as it relates to Tenant's assignment or subletting as noted above to the parent, affiliate or successor, Tenant hereby agrees that Landlord shall be deemed to be reasonable in withholding its consent if Tenant is in default under any of the substantial terms, covenants, conditions, provisions and agreements of this Lease past any period of cure provided for herein at the time of request for consent or on the effective date of such subletting or assigning, or if the proposed subtenant or assignee is, in Landlord's good faith judgment, incompatible with other tenants in the Building, or seeks to use the Leased Premises for a use not consistent with other uses in the Building. Upon the Landlord's request, Tenant shall submit to Landlord the name of a proposed assignee or subtenant, the terms of the proposed assignment or subletting, the nature of the proposed





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subtenant's business and such information as to the assignee's or subtenant's general reputation as Landlord may reasonably require.

     No subletting or assignment, even with the consent of the Landlord, shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

6.5 ESTOPPEL CERTIFICATE: From time to time and within thirty (30) days after Tenant's receipt of a written request by Landlord, Tenant shall execute and deliver a certificate supplied by Landlord to any proposed lender or purchaser, or to Landlord, certifying with any appropriate exceptions, (i) that this Lease is in full force and effect without modification, (ii) the amount, if any, of Prepaid Rent and Deposit paid by Tenant to Landlord, (iii) the nature and kind of concessions, rental or otherwise, if any, which Tenant has received or is entitled to receive, (iv) that Landlord has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or offsets outstanding or other excuses for Tenant's performance under this Lease, or any exceptions to same, and (v) any other fact reasonably requested by Landlord or such proposed lender or purchaser.

6.6 BROKERAGE COMMISSIONS: Tenant represents to the Landlord that no broker or agent represented Tenant other than the Tenant's broker, Cushman & Wakefield of Michigan, Inc., and Tenant agrees to defend and indemnify Landlord against any loss, expense or liability incurred by Landlord as a result of a claim by any other broker or finder with regard to its representation of Tenant in connection with this Lease or its negotiation. Landlord agrees to defend and indemnify Tenant against any loss, expense or liability incurred by Tenant as a result of a claim by any other broker or finder in connection with this Lease or its negotiation.


                                 ARTICLE SEVEN
                           LANDLORD'S RESERVED RIGHTS

7.1 ADDITIONAL RIGHTS RESERVED TO LANDLORD: Without notice and without liability to Tenant or without effecting an eviction or disturbance of Tenant's use or possession, Landlord shall have the right to (i) grant utility easements or other easements in, or replat, subdivide or make other changes in the legal status of the land underlying the Building or the Project as Landlord shall deem appropriate in its sole discretion, provided such changes do not substantially interfere with Tenant's use of the Leased Premises for the Permitted Purpose; (ii) enter the Leased Premises at reasonable times and after reasonable notice to the Tenant (twenty-four (24)





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hours' notice required), and at any time in the event of an emergency to inspect or repair the Leased Premises or the Building and to perform any acts related to the safety, protection, reletting, sale or improvement of the Leased Premises or the Building; (iii) change the name or street address of the Building; (iv) install and maintain signs on and in the Building, subject to Tenant's right to review and approve structural changes to be made to exterior wall-mounted building sign; and (v) make such reasonable rules and regulations as, in the sole judgment of Landlord, may be needed from time to time for the safety of the tenants, the care and cleanliness of the Leased Premises, the Building and the preservation of good order therein, which rules and regulations shall be applied equally to all tenants of the Building.


                                 ARTICLE EIGHT
                          CASUALTY AND UNTENANTABILITY

8.1 CASUALTY AND UNTENANTABILITY: If the Building is made substantially untenantable or if Tenant's use and occupancy of the Leased Premises are substantially interfered with due to damage to the common areas of the Building or the Leased Premises are made wholly or partially untenantable by fire or other casualty, (i) Landlord may, by notice to Tenant within sixty (60) days after the damage, terminate this Lease, or (ii) Tenant may, by notice to Landlord within sixty (60) days after the damage, terminate this Lease, provided, however, that Landlord shall be provided a reasonable opportunity within such sixty-day period to restore the Leased Premises to the conditions specified in Schedule 1 and Tenant's working drawings. Such termination shall become effective as of the date of such casualty.

      If the Leased Premises are made partially or wholly untenantable by fire or other casualty and this Lease is not terminated as provided above, Landlord shall restore within 150 days of the date of such casualty the Leased Premises to the condition specified in Schedule 1 and Tenant's working drawings.

      If this Lease is not terminated as provided above, and Landlord fails within 150 days from the date of such casualty to restore the damaged common areas thereby eliminating substantial interference with Tenant's use and occupancy of the Leased Premises, or fails to restore the Leased Premises to the condition specified in Schedule 1 and Tenant's working drawings, Tenant may terminate this Lease as of the end of such 150-day period, such termination being effective as of the date of such casualty.

      In the event of termination of this Lease pursuant to this ARTICLE EIGHT, Rent shall be prorated on a per diem basis and paid to the date of the casualty, unless the Leased Premises shall be tenantable, in which case Rent shall be payable to the date of the lease termination. If the Leased Premises are untenantable and this Lease is not terminated, Rent and Tenant's other obligations hereunder shall abate on a per diem basis from the date of the casualty until the Leased





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Premises are ready for occupancy by Tenant.  If part of the Leased Premises are untenantable, Rent and Tenant's other obligations hereunder shall be prorated on a per diem basis and apportioned in accordance with the part of the Leased Premises which is usable by Tenant until the damaged part is ready for Tenant's occupancy.

                                  ARTICLE NINE
                                  CONDEMNATION

9.1 CONDEMNATION: If all or any part of the Leased Premises shall be taken under power of eminent domain or sold under imminent threat to any public authority or private entity having such power, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date title transfers or possession is required to be delivered to such authority, whichever occurs earlier. In such event, Base Rent shall abate in the ratio that the portion of Tenant's Square Footage taken or sold bears to Tenant's Square Footage. If a partial taking or sale of the Leased Premises, the Building or the Project (i) substantially reduces Tenant's Square Footage resulting in a substantial inability of Tenant to use the Leased Premises for the Permitted Purpose, or (ii) renders the Building or the Project commercially unviable to Landlord in Landlord's sole opinion, either Tenant in the case of
(i), or Landlord in the case of (ii), may terminate this Lease by notice to the other party within thirty (30) days after the terminating party receives written notice of the portion to be taken or sold. Such termination shall be effective 180 days after notice thereof, or when the portion is taken or sold, whichever is sooner. All condemnation awards and similar payments shall be paid and belong to Landlord, except any amounts awarded or paid specifically to Tenant for removal and reinstallation of Tenant's trade fixtures, personal property, Tenant's moving costs, or other amounts to which Tenant may be entitled as long as they do not prejudice Landlord or reduce Landlord's award.


                                  ARTICLE TEN
                              LIABILITY OF PARTIES

10.1 INDEMNIFICATION AGAINST LANDLORD'S LIABILITY: Tenant agrees to hold Landlord harmless and indemnified against claims and liability for injuries to all persons and for damage to or loss of property occurring in or about the Leased Premises, to the extent of Tenant's responsibility for any act of negligence or default under this Lease by Tenant, its contractors, agents, employees, licensees and invitees.

10.2 INDEMNIFICATION AGAINST TENANT'S LIABILITY: Landlord agrees to hold Tenant harmless and indemnified against claims and liability for injuries to all persons and for damage to or loss of property occurring in or about the Leased Premises, due to any act or negligence or default under this Lease by Landlord, its contractors, agents, employees, licensees and invitees.





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10.3  WAIVER OF SUBROGATION:  Tenant and Landlord release each other and waive any right of recovery against each other for loss or damage to the waiving party or its respective property, which occurs in or about the Leased Premises, whether due to the negligence of either party, their agents, employees, officers, contractors, licensees, invitees or otherwise, to the extent that such loss or damage is insurable against under the terms of standard fire and extended coverage insurance policies. Tenant and Landlord agree that all policies of insurance obtained by either of them in connection with the Leased Premises shall contain appropriate waiver of subrogation clauses.

10.4 LIMITATION OF LANDLORD'S LIABILITY: The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, shareholders, directors, officers, employees or agents of Landlord, and Tenant shall look solely to Landlord's insurance or interest in the Building and to no other assets of Landlord for satisfaction of any liability in respect of this Lease. Tenant will not seek recourse against the individual partners, shareholders, directors, officers, employees or agents of Landlord or any of their personal assets for such satisfaction. Notwithstanding any other provisions contained herein, Landlord shall not be liable to Tenant, its contractors, agents or employees for any consequential damages or damages for loss of profits.

10.5 LIMITATION OF TENANT'S LIABILITY: The obligations of Tenant under this Lease do not constitute personal obligations of the individual partners, shareholders, directors, officers, employees, or agents of Tenant. Landlord will not seek recourse against the individual partners, shareholders, directors, officers, employees, or agents of Tenant or any of their personal assets for such satisfaction. Notwithstanding any other provisions contained herein, Tenant shall not be liable to Landlord, its contractors, agents or employees for any consequential damages or damages for loss of profits.


                                 ARTICLE ELEVEN
                    TENANT'S DEFAULT AND LANDLORD'S REMEDIES

11.1 TENANT'S DEFAULT: It shall be an "Event of Default" if Tenant shall (i) fail to pay any monthly installment of Base Rent, or any other sum payable hereunder within ten (10) days after such payment is due and payable; or (ii) violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant, and such violation or failure shall continue for fifteen
(15) days after written notice thereof to Tenant by Landlord.

11.2 REMEDIES OF LANDLORD: If an Event of Default occurs, Landlord may, at its option, within five (5) days after written notice from Landlord, exercise all legal remedies available to Landlord under applicable Michigan law.





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                                 ARTICLE TWELVE
                                  TERMINATION

12.1 SURRENDER OF LEASED PREMISES: On expiration of this Lease, if no Event of Default exists, Tenant shall surrender the Leased Premises in the same condition as when the Lease Term commenced, ordinary wear and tear and casualty damage excepted. Except for furnishings, trade fixtures and other personal property installed at Tenant's expense, all alterations, additions or improvements, whether temporary or permanent in character, made in or upon the Leased Premises, either by Landlord or Tenant, shall be Landlord's property and at the expiration or earlier termination of the term shall remain on the Leased Premises without compensation to Tenant, except if requested by Landlord at the time they are made, Tenant, at its expense and without delay, shall remove any alterations, additions or improvements made to the Leased Premises by Tenant designated by Landlord to be removed, and repair any damage to the Leased Premises or the Building caused by such removal, provided, however, that Tenant shall not be required to remove improvements to the Leased Premises which have previously been approved by Landlord. If Tenant fails to repair the Leased Premises, Landlord may complete such repairs and Tenant shall reimburse Landlord for such repair and restoration. Landlord shall have the option to require Tenant to remove all its personal property. If Tenant fails to remove such property as required under this Lease, Landlord may dispose of such property in its sole discretion without any liability to Tenant, and further may charge the reasonable cost of any such disposition to Tenant.

12.2 HOLD OVER TENANCY: If Tenant shall hold over after the Lease expiration Date, Tenant may be deemed, at Landlord's option, to occupy the Leased Premises as a tenant from month to month, which tenancy may be terminated by one month's written notice. During such tenancy, Tenant agrees to pay to Landlord, monthly in advance, an amount equal to 150% of all Rent which would become due (based on Base Rent payable for the last month of the Lease Term, together with all other amounts payable by Tenant to Landlord under this Lease), and to be bound by all of the terms, covenants and conditions herein specified. If Landlord relets the Leased Premises or any portion thereof to a new tenant and the term of such new lease commences during the period for which Tenant holds over, Landlord shall be entitled to recover from Tenant all reasonable costs and expenses, attorney's fees, damages or loss of profits incurred by Landlord as a result of Tenant's failure to deliver possession of the Leased Premises to Landlord when required under this Lease.

                                ARTICLE THIRTEEN
                         ENVIRONMENTAL REPRESENTATIONS

13.1 DEFINITIONS: The phrase "Environmental Condition" shall mean any adverse condition relating to any Hazardous Materials (as defined below) or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. As used herein, "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potential harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by an environmental law based upon, directly or indirectly, such properties or effects. As used herein, "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Lessee, the premises or the building. Lessee and Lessee's parties shall comply with all environmental laws and promptly notify Lessor of the violation of any environmental law or presence of any hazardous materials, other than office and janitorial supplies as permitted above, on the premises.

13.2 LANDLORD'S REPRESENTATIONS: Landlord hereby represents that, to the best of its knowledge, no Environmental Condition (as defined above) presently exists or has existed prior to the commencement date of this Lease in the Building.

13.3 TENANT'S REPRESENTATIONS: Tenant hereby represents to the Landlord that, to the best of its knowledge, Tenant's use of the Leased Premises will not result in or create an Environmental Condition on, under or within the Building.

13.4 INDEMNIFICATION OF PARTIES: Tenant shall indemnify, protect, defend and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and their successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses or expenses arising at any time during or after the term of this Lease as a result of an Environmental Condition caused by Tenant or as a result of any breach of the Tenant representations contained in this Lease.

   Landlord shall indemnify, protect, defend and hold harmless Tenant and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and their successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses or expenses arising at any time during or after the term of this Lease as a result of an Environmental Condition not caused by Tenant or as a result of any breach of the Landlord representations contained in this Lease.

                                ARTICLE FOURTEEN
                                 MISCELLANEOUS

14.1 QUIET ENJOYMENT: If and so long as Tenant pays all Rent and keeps and substantially performs each and every term, covenant and condition herein contained on the part of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased Premises without hindrance by Landlord.

14.2 ACCORD AND SATISFACTION: No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease shall constitute an accord and satisfaction, or a compromise or other settlement, notwithstanding any accompanying statement, instruction or other assertion to the contrary unless Landlord expressly agrees to an accord and satisfaction, or a compromise or other settlement, in a separate writing duly executed by Landlord. Landlord will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection herewith, in such amounts and in such order as Landlord may determine at its sole option.

14.3 SEVERABILITY: The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms to the fullest extent permitted by applicable law. If any term hereof shall be invalid or unenforceable, the parties agree that such term shall be stricken from this Lease to the extent unenforceable, the same as if it never had been contained herein. Such invalidity or unenforceability shall not extend to any other term of this Lease, and the remaining terms hereof shall continue in effect to the fullest extent permitted by law, the same as if such stricken term never had been contained herein.

14.4 SUBORDINATION AND ATTORNMENT: The rights of Tenant under this Lease are and shall be subordinate to the lien of any first mortgage or first deed of trust, now or hereafter in force against the Building, and to all advances made or hereafter to be made thereunder ("Superior Instruments"). If requested in writing by Landlord or any first mortgagee of Landlord, Tenant agrees to execute a reasonable subordination agreement required to further effect the provisions of this paragraph.

    In the event of any transfer in lieu of foreclosure or termination of a lease in which Landlord is lessee or the foreclosure of any Superior Instrument, or sale of the Property pursuant to any Superior Instrument, Tenant shall attorn to such purchaser, transferee or lessor and recognize such party as landlord under this Lease, provided such party acquires and accepts the Leased Premises subject to this Lease and agrees to non-disturbance during the remaining and extended term of this Lease. The agreement of Tenant to attorn contained in the immediately preceding sentence shall survive any such foreclosure sale or transfer.

14.5 APPLICABLE LAW: This Lease shall be construed according to the laws of the State of Michigan.

14.6 BINDING EFFECT; GENDER: This Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns. It is understood and agreed that the terms "Landlord" and "Tenant" and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact of incorporation of the parties hereto.

14.7 TIME: Except as otherwise may be provided in this Lease, time is of the essence of this Lease.

14.8 ENTIRE AGREEMENT: This Lease and the schedules and addenda attached set forth all the covenants, promises, agreements, representations, conditions, statements and understandings between Landlord and Tenant concerning the Leased Premises and the Building and the Project, and there are no representations, either oral or written between them other than those in this Lease. This Lease shall not be amended or modified except in writing signed by both parties. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment to this Lease.

14.9 NOTICES: All notices pursuant to this Lease shall be in writing and shall be effective when mailed by certified mail or delivered (i) to Landlord or Tenant at the addresses designated in Article 1.1 with a copy to the Managing Agent of the Leased Premises, or (ii) to such other addresses as may hereafter be designated by either party by written notice.

    SUBMISSION OF THIS INSTRUMENT FOR EXAMINATION OR SIGNATURE BY TENANT DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR LEASE, AND IT IS NOT EFFECTIVE AS A LEASE OR OTHERWISE UNTIL EXECUTION AND DELIVERY BY BOTH LANDLORD AND TENANT.

    This Lease is executed as of the date first written above.


WITNESS:                          LANDLORD:_____________________

________________________________  RICHARD L. KUSS, TRUSTEE UNDER
                                  AGREEMENT DATED APRIL 1, 1965


________________________________  By____________________________
                                        Authorized Signatory



WITNESS:                          TENANT:

________________________________  RANDERS ENGINEERING, INC.

________________________________  By ___________________________


                                  Its __________________________

                                ACKNOWLEDGMENTS

STATE OF OHIO  :
                   ss.
COUNTY OF CLARK:

   The signing of the above Lease was acknowledged before me this 12th day of August, 1996, by Richard L. Kuss, Trustee Under Agreement dated April 1, 1965.

                          ______________________________
                          Notary Public





STATE OF MICHIGAN   :
                        ss.
COUNTY OF Muskegon  :

   The signing of the above Lease was acknowledged before me this 9th day of August, 1996, by Thomas R. Eurich, as President of Randers Engineering, Inc., a Michigan corporation.



                          ______________________________
                          Notary Public





This Instrument Prepared by:
Walter A. Wildman
Martin, Browne, Hull & Harper
One South Limestone Street, 8th Floor
P. O. Box 1488
Springfield, Ohio  45501
Telephone (513) 324-5541
Telecopier (513) 325-5432

                                   SCHEDULE 1

                   DESCRIPTION OF THE PREMISES AND FLOOR PLAN

                                   SCHEDULE 2

                             RULES AND REGULATIONS


1. The sidewalks, entrances, halls, corridors, elevators and stairways of the Building, excluding the second floor elevator lobby, shall not be obstructed or used as a waiting or lounging place by Tenants, and their agents, servants, employees, invitees, licensees and visitors. All entrance doors leading from any Leased Premises to the hallways are to be kept closed at all times, subject to City of Novi, Michigan code.

2. Landlord reserves the right to refuse admittance to the Building between the hours of 7:00 p.m. and 7:00 a.m. Monday through Saturday, and from 2:00 p.m. Saturday to 7:00 a.m. Monday to any person not producing both a key or card to the Leased Premises and/or a pass issued by Landlord. In case of invasion, riot, public excitement or other commotion, Landlord also reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

3. Landlord will furnish each Tenant with thirty-three (33) keys or cards to each door lock on the Leased Premises, and Landlord may make a reasonable charge for any additional keys requested by any Tenant. No Tenant shall have any keys or cards made for the Leased Premises; nor shall any Tenant alter any lock, or install new or additional locks or bolts, on any door without the prior written approval of Landlord. In the event of such alteration for installation approval by Landlord, the Tenant making such alteration shall supply Landlord with a key or card for any such lock or bolt. Each Tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys or cards in any such Tenant's possession for all locks and bolts in the Building.

4. In order that the Building may be kept in a state of cleanliness, each Tenant shall during the term of each respective lease, permit Landlord's employees (or Landlord's agent's employees) to take care of and clean the Leased Premises and Tenants shall not employ any person(s) other than Landlord's employees (or Landlord's agent's employees) for such purpose. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Leased Premises. Tenants will see that (i) the windows are closed, (ii) the doors are securely locked, and (iii) all water faucets and other utilities are shut off (so as to prevent waste or damage) each day before leaving the Leased Premises. In the event Tenant must dispose of crates, boxes, etc. which will not fit into office waste paper baskets, it will be the responsibility of Tenant to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of the Building, excepting Tenant's own Leased Premises, for disposal.

5. Landlord reserves the right to prescribe the date, time, method and conditions that any personal property, equipment, trade fixtures, merchandise and other similar items shall be delivered to or removed from the Building. No iron safe or other heavy or bulky object shall be delivered to or removed from the Building, except by experienced safe men, movers or riggers approved in writing by Landlord. All damage done to the Building by the delivery or removal of such items, or by reason of their presence in the Building, shall be paid to Landlord, within thirty (30) days of presentation of invoice, by the Tenant by, through, or under whom such damage was done. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires.

6. The walls, partitions, skylights, windows, doors and transoms that reflect or admit light into passageways or into any other part of the Building shall not be covered or obstructed by any of the Tenants.

7. The toilet rooms, toilets, urinals, wash bowls and water apparatus shall not be used for any purpose other than for those for which they were constructed or installed, and no sweepings, rubbish, chemicals, or other unsuitable substances shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from violation(s) of this rule shall be borne by the Tenant by whom, or by whose agents, employees, invitees, licensees or visitors, such breakage, stoppage or damages shall have been caused.

8. No sign, name, placard, advertisement or notice visible from the exterior of any Leased Premises, shall be inscribed, painted or affixed by any Tenant on any part of the Building without the prior written approval of Landlord, which approval shall not be unreasonably withheld. All signs or letterings on doors, or otherwise, approved by Landlord shall be inscribed, painted or affixed at the sole cost and expense of the Tenant, by a person approved by Landlord. A directory containing the names of all Tenants of the Building shall be provided by Landlord at an appropriate place on the first floor of the Building.

9. No signalling, telegraphic or telephonic instruments or devices, or other wires, instruments or devices, shall be installed in connection with any Leased Premises without the prior written approval of Landlord, said approval shall not be unreasonably withheld. Such installations, and the boring or cutting for wires, shall be made at the sole cost and expense of the Tenant and under control and direction of Landlord. Landlord retains, in all cases, the right to require (i) the installation and use of such electrical protecting devices that prevent the transmission of excessive currents of electricity into or through the Building, (ii) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct, and (iii) compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by Tenants must be clearly tagged at the distribution boards and junction boxes and elsewhere in the Building, with (i) the number of the Leased Premises to which said wires lead,
(ii) the purpose for which said wires are used, and (iii) the name of the company operating same. Landlord will permit the installation of computer lines and telephone links by Tenant without its prior written approval.

10. Tenant, their agents, servants or employees, shall not (a) go on the roof of the Building; (b) use any additional method of heating or air conditioning the Leased Premises that has not previously been approved by Landlord; (c) sweep or throw any dirt or other substance from the Leased Premises into any of the halls, corridors, elevators, or stairways of the Building; (d) bring in or keep in or about the Leased Premises any vehicles or animals of any kind; (e) install any radio or television antennae or any other device or item on the roof, exterior walls, windows or windowsills of the Building; (f) place objects against glass partitions, doors or windows which would be unsightly from the interior or exterior of the Building; (g) use any Leased Premises (i) for lodging or sleeping, (ii) for cooking (except that the use by any tenant of Underwriter's Laboratory equipment for brewing coffee, tea and similar beverages, including a refrigerator, or the use of a microwave oven or similar kitchen appliance for Tenant's own use, shall be permitted, provided that such use is in compliance with law), (iii) for any manufacturing, storage or sale of merchandise or property of any kind; (h) cause or permit unusual or objectionable odor to be produced or permeate from the Leased Premises, including, without limitation, duplicating or printing equipment fumes.
Tenant, its agents, servants and employees, invitees, licensees, or visitors shall not permit the operation of any musical or sound producing instruments or device which may be heard outside the Leased Premises or Building, or which may emit electrical waves which will impair radio or television broadcast or reception from or into the Building.

11. Tenants shall not store or use in any Leased Premises any (a) ether, naptha, phosphorus, benzol, gasoline, benzine, petroleum, crude or refined earth or coal oils, flashlight powder, kerosene or camphene, (b) any other flammable, combustible, explosive or illuminating fluid, gas or material of any kind, and (c) any other fluid, gas or material of any kind having an offensive odor, without the prior written consent of Landlord.

12. No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the Building, and Tenants shall cooperate with Landlord in prevention and elimination of same.

13. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electrical facilities or any part or appurtenances of Leased Premises.

14. If, because of certain actions by the Tenant, the Leased Premises becomes infested with vermin, the Tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time to the satisfaction of the Landlord and shall employ such exterminators as shall be approved by Landlord. If the infestation occurs through no fault of the Tenant, the Landlord shall be responsible to exterminate the Leased Premises at Landlord's expense.

15. No curtains, blinds, shades, screens, awnings or other coverings or projections of any nature shall be attached to or hung in, or used in connection with any door, window or wall of the premises of the Building without the prior written consent of Landlord.

16. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of Landlord or of the Building, or its desirability as an office building for existing or prospective Tenants who require the highest standards of integrity and respectability, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. Whenever the word "Tenant" occurs, it is understood and agreed that it shall also mean Tenant's associates, employees, agents and any other person entering the Building or the Leased Premises under the express or implied invitation of Tenant. Tenant shall cooperate with Landlord to assure compliance by all such parties with rules and regulations.

18. Landlord reserves the right to make reasonable amendments, modifications and additions to the rules and regulations heretofore set forth, and to make additional reasonable rules and regulations, as in Landlord's sole judgment may from time to time be needed for the safety, care, cleanliness and preservation of good order of the Building.

                                   SCHEDULE 3

                                UTILITY SERVICES


   The Landlord shall provide, as part of Operating Costs, except as otherwise provided, the following services:

1. Air conditioning and heat for normal general office purposes only, to provide in Landlord's judgment consistent with other comparable Class A buildings, comfortable occupancy Monday through Friday from 7:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 2:00 p.m., Sundays and holidays excepted. Tenant agrees not to use any apparatus or device, in or upon or about the Leased Premises, and Tenant further agrees not to connect any apparatus or device with the conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services, without written consent of Landlord. Should Tenant request the use of these services at other than operating hours listed above, Landlord reserves the right to charge for such services at the hourly rate of $55.00. The charge shall be payable as additional rental. Should Tenant fail to make payment within thirty (30) days after demand for same, such excess charge constitutes a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights hereinafter granted for such breach.

2. Water for drinking, lavatory and toilet purposes from the regular Building supply (at the prevailing temperature) through fixtures installed by Landlord, (or by Tenant with Landlord's written consent).

3. Landlord agrees to provide operational systems in the Building as follows: adequate heating and cooling systems; adequate plumbing fixtures and hot and cold water distribution systems; an adequate electrical distribution system; two (2) operational passenger elevators; appropriate lighting equipment, and to maintain same in a safe, efficient and appropriate manner.

                                   SCHEDULE 4

                              MAINTENANCE SERVICES


1. Subject to the terms of the Lease, Landlord shall supply public restroom supplies, common area lamp replacement (exclusive of lamp and ballast replacement in the Leased Premises which shall be at Tenant's sole cost), window washing with reasonable frequency, and janitor services to the common areas and leased premises during the time and in the manner that such janitor services are customarily furnished in general Class A office buildings in the area.

2. Landlord agrees to maintain the exterior and interior of the Leased Premises to include lawn and shrub care, snow removal, maintenance of the structure, roof, mechanical and electrical equipment, architectural finish, including windows, fire sprinklers, HVAC, lighting, elevators and plumbing and so on, excluding only those items specifically excepted elsewhere in this Lease.

3.    Specifications for the above services are attached hereto as follows:

      (A)  Schedule 4A - HVAC Maintenance Specifications

      (B)  Schedule 4B - Landscaping Specifications

      (C)  Schedule 4C - Snow Removal and Ice Control

      (D)  Schedule 4D - Janitorial Specifications

4. Notwithstanding the foregoing, in no event shall Landlord be responsible for Building Systems improperly installed by Tenant or Tenant's contractors.

                                  SCHEDULE 4A
                       HVAC - MAINTENANCE SPECIFICATIONS

A. Regularly inspect the operation and condition of the equipment according to the specifications below.

B. Furnish all cleaning material, belts, filters and lubrication.

C. Test equipment, inspect heat exchangers, evaporators and condensers to assure efficient and safe operation.

D. Make the required adjustments and repairs to provide satisfactory operation of all safety controls and operating controls.

Specifications include cleaning, maintenance, repair and inspection of the following:

1. COOLING: Change all filters, check for adequate refrigerant charge, check for refrigerant leaks, check condenser coil and clean, check condenser fan blades for tightness, check voltage of unit under full load, check condensate drain and lines, check lower belt, lubricate all bearings, check all safety controls, check contractor contacts, check thermostat and calibrate, check cooling/heating dampers, inspect evaporator coil, check oil level in compressor, check entire unit operation, check suction and discharge pressures.

2. HEATING: Change all filters, check all burners, check blower belt, check blower motor amperage and lubricate, test for gas leaks in furnace, test and adjust pressure regulator, lubricate all necessary parts, clean and adjust pilot assembly, clean and adjust all controls, check operation of safety controls, clean and adjust thermostat, adjust burner for efficiency, inspect all furnace wiring, inspect heat exchanger, check cooling/heating dampers, inspect coil for cleanliness.

                                  SCHEDULE 4B
                           LANDSCAPING SPECIFICATIONS

Lawn Areas:

     - Lawn area to be mowed and trimmed once a week (weather permitting)
     - Concrete and asphalt surfaces will be kept clean after mowing.
     - All walks and curbs will be edged on a monthly basis.
     - Fall clean up is to be included.

Gardening:

     - Existing beds to be sprayed as required to control weeds.
     - Ornamental trees and shrubs to be pruned and trimmed on an "as needed" basis.
     - Decision on as needed and required items to be determined by property manager, landscaping contractor or both.

                                  SCHEDULE 4C
                   SNOW REMOVAL & ICE CONTROL SPECIFICATIONS
                              SNOW REMOVAL SERVICE


   - Plowing with trucks to begin at 1-1/2 inches (one and one-half inches).
   - Parking lots and drives to be plowed.
   - Walkways, sidewalks and porches to be shoveled.
   - Salting and ice control.
   - Hauling snow if needed.

1. Snow removal will occur on all sidewalks for accumulations of snow from one and one-half (1-1/2) inches.

2. Measurement of snowfall or accumulation will be determined by measuring the depth of snow on the site. If any disputes arise regarding the amount of snowfall or accumulation of snow at any given time, the dispute will be resolved by referring to the U.S. Weather Bureau for records for the Detroit metropolitan area.

3. Salting or ice control service to be performed when contractor feels it necessary to prevent icy or slippery conditions.

                              SCHEDULE 4D - PAGE 1
                           JANITORIAL SPECIFICATIONS

                          Suite Areas and Kitchen Area

Daily

  - Vacuum all carpeting.
  - Dust desk tops that are cleared of work papers.
  - Empty all waste baskets and place rubbish in disposal area.
  - Empty and damp wipe all ashtrays.
  - Spot clean entrance doors and side lights.

Weekly

  - Dust wipe and disinfect all telephones.
  - Dust or whisk broom all furniture.
  - Dust window ledges.
  - Dust tops of file cabinets, ledges and base boards.

Monthly

  - Dust all window blinds.
  - Dust ceiling and walls; special attention given to cobwebs.

                                   Elevators
Daily

  - Vacuum carpet and clean tracks.
  - Clean and polish brass or bright surfaces.
  - Damp wipe interior and spot clean marks.
  - Damp wipe elevator cab exterior doors.
  - Spot clean carpet as necessary.

Weekly

  - Vacuum ceiling grille work.
  - Polish elevator door tracks.

                              Lobbies and Hallways
Daily

  - Vacuum all carpeted areas.
  - Clean and disinfect all drinking fountains.
  - Spot clean entrance doors - glass and side lights - inside and out.
  - Dust and spot wash all walls as necessary.
  - Vacuum all vestibule floor strips.
  - Sweep all stairwells.
  - Damp mop all tile flooring.
  - Polish all bright door hardware, hand rails, etc.
  - Dust and damp wipe all doors, walls, and other dust-catching surfaces as necessary.

                              SCHEDULE 4D - PAGE 2
                           JANITORIAL SPECIFICATIONS


Weekly

  - Dust all walls and ceilings - special attention to cobwebs.
  - Damp mop all stairwells and high dust.
  - Clean mirrors as needed:  minimum once per week.
  - Vacuum vestibule strip wells.

                                    General

  - Police dumpster area.
  - Wipe down all doors.
  - Window washing - exterior done twice per year, interior windows done on an as required basis.

                                   Rest Rooms

Daily

  - Wet mop floors using a disinfectant.
  - Dust and spot wash all partitions and walls.
  - Clean and sanitize toilets (including both sides of seats), urinal and sinks.
  - Clean and refill all sanitary napkin dispensers, toilet tissue, soap and hand towels from owner's stock.
  - Polish all brass and chrome hardware.
  - Empty all waste receptacles.
  - Clean mirrors and sinks.

Weekly

  - Damp wipe all walls and partitions.
  - Pour disinfectant down drains.
  - High dusting - special attention to cobwebs.

                                   SCHEDULE 5

                                    PARKING


   Landlord hereby grants to Tenant a license to the use during the term of this Lease the spaces described in Article 1.1h. Said parking spaces shall be made available to Tenant on an unallocated basis and Tenant agrees to comply with such reasonable rules and regulations as may be made by Landlord from time to time in order to insure the proper operation of the parking facilities. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other Tenants in the use of parking facilities. Landlord reserves the right in its sole discretion to determine whether parking facilities are becoming crowded, and in such event, to allocate specific parking spaces among Tenant and other Tenants or to take such other steps necessary to correct such condition, and if Tenant, its agents, officers, employees, contractors, licensees or invitees are deemed by Landlord to be contributing to such condition, Landlord may, in its sole discretion, and upon giving thirty (30) days notice to Tenant, change the location and nature of the parking spaces available to Tenant, provided that after such change, there shall be available to Tenant approximately the same number of spaces as available before such change.

                                   SCHEDULE 6


         21333 Haggerty Road Office Building

         Novi, Michigan

         Date: _____________________________


                             WORK LETTER AGREEMENT


Randers Engineering, Inc.
_________________________
_________________________
_________________________

   Re:   Suite ____________________________________________
               21333 Haggerty Road Office Building

Gentlemen:

   You (referred to as "Tenant"), and we (referred to as "Landlord") are executing, simultaneous with this work letter agreement, a written lease (the "Lease") pertaining to the space referred to above (the "Leased Premises"). This work letter agreement is attached to the Lease as Schedule 6 and made a part of the Lease.

   To induce Tenant and Landlord, each, to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this work letter agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

   1. Definitions. The terms defined in this paragraph, for purposes of this work letter agreement, shall have the meanings specified herein, and, in addition to the terms defined herein, terms defined in the Lease shall, for the purposes of this work letter agreement, have the meanings specified therein.

    1.01 "Base Tenant Improvements" means the Building Standard items which are supplied, installed and finished by Landlord and such other items shown on the Construction Documents, according to Building Standard specifications and the Construction Documents and which shall be paid for by Landlord as provided for in paragraph 2.01 below. Landlord agrees to provide up to a maximum of $18.25 per usable square foot of leased area toward the cost of Base Tenant Improvements. The cost of the first $15.25 per square foot of construction costs have been incorporated into the base rent shown on
    Schedule 8 of the Lease. The remaining $3.00 of construction costs, if required, shall be provided by Landlord and the lease rental rate schedule shall be amended to reflect this additional expenditure in accordance with the "Additional Rent" paragraph of Schedule 8.

    1.02 "Building Standard" means the quantity and quality of materials, finishing and workmanship specified by Landlord for the Building.

    1.03 "Construction Documents" means Exhibit 1 which is attached hereto and made a part hereof, and have been approved.

    1.04 "Extraordinary Tenant Improvements" means any work Tenant requests Landlord to do in connection with the Leased Premises, other than Base Tenant Improvements, after the Construction Documents have been approved and signed by both Landlord and Tenant. All construction costs in excess of $18.25 per usable square foot shall be deemed as Extraordinary Tenant Improvements.

    1.05 "Leasehold Improvements" means the aggregate of Base Tenant Improvements and Extraordinary Tenant Improvements.

    1.06 "Substantial Completion" means that the Leasehold Improvements have been substantially completed according to the Construction Documents, except for items which will not materially affect the use of the Leased Premises or which customarily are deemed to be "punchlist work," and Landlord has obtained either a temporary or final certificate of occupancy for the Leased Premises.

   2.    Construction Documents; Payments.

    2.01 The parties have approved and executed Construction Documents for the Leased Premises, a copy of which is attached hereto as Exhibit 1. Landlord shall be solely responsible at Landlord's cost to buildout the Base Tenant Improvements. Tenant shall be solely responsible at Tenant's expense for any Extraordinary Tenant Improvements.

   3.    Leasehold Improvements.

    3.01 The following provisions shall apply to the construction of the Leasehold Improvements:

         (a) All work involved in the completion of the Leasehold Improvements shall be carried out by Landlord and its agents and contractors under the sole direction of Landlord. Tenant shall cooperate with Landlord and its agents and contractors to promote the efficient and expeditious completion of the Leasehold Improvements; and

         (b) Landlord agrees to construct the Leasehold Improvements in accordance with the Construction Documents, provided Tenant has complied with all the applicable provisions of this work letter agreement and the Lease.

   3.02 If there are any changes in the Leasehold Improvements requested by, or on behalf of, Tenant from the work as reflected in the approved Construction Documents, each such change must receive the prior written approval of Landlord, and Tenant shall bear the cost of all such changes.

   3.03 Landlord shall have no obligation to commence construction of any work in the Leased Premises until Landlord has submitted and Tenant has approved and signed the Construction Documents.

   3.04 Tenant shall be responsible for the installation of all security, voice, data and telephone cabling and any costs in excess of the Estimate provided in paragraph 2.01 above.

   In the event that Landlord shall fail, for any cause, to complete the Leasehold Improvements on or before November 1, 1996, Landlord shall not be subject to any liability therefor nor shall such failure affect the validity of the Lease and Tenant's obligations thereunder.

  4.    Lease Commencement Date.

   4.01 Landlord shall notify Tenant when Substantial Completion has been achieved, and thereafter the Lease Commencement Date shall be established as set forth in the Lease. Notwithstanding anything to the contrary contained in the Lease or this work letter agreement, the Lease Commencement Date shall not be extended for any delay in Substantial Completion to the extent that such delay is caused in whole or in part by any act or omission attributable to Tenant, including without limitation:

         (a) Tenant's request for any Extraordinary Tenant Improvements;

         (b) Tenant's failure to furnish promptly information concerning Tenant's requirements pertaining to construction of the Leasehold Improvements or any other information requested by the Landlord's architect as necessary or useful to prepare the initial drawings, plans and specifications which are to comprise the Construction Documents;

         (c) Tenant's failure to approve and promptly sign the Construction Documents; and

         (d) Tenant's request for any changes in the Leasehold Improvements from the work as reflected in the Construction Documents, if Tenant has initiated such changes.

      4.02 In any event, Rent payable under the Lease shall not abate by reason of any delay, expense or other burden arising out of or incurred in connection with the design or construction of the Leasehold Improvements to the extent that such delay, expense or other burden is caused in whole or in part by any act or omission attributable to Tenant (including, without limitation, the acts and omissions referred to in subparagraphs
      (a) through (d) of paragraph 4.01 above).

   5.    Tenant's Access to Leased Premises.

      5.01 Landlord, in its sole discretion, may permit Tenant and Tenant's agents or independent contractors to enter the Leased Premises prior to the scheduled Lease Commencement Date in order that Tenant may do other work as may be required by Tenant to make the Leased Premises ready for Tenant's use and occupancy. Such permission must be in writing prior to entry. If Landlord permits such prior entry, then such license shall be subject to the condition that Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers, and invitees shall work in harmony and not interfere with Landlord and its agents and contractors in doing its work in the Leased Premises or the Building or with other tenants and occupants of the Building or the Project. If at any time such entry shall cause or threaten to cause disharmony or interference, Landlord, in its sole discretion, shall have the right to withdraw and cancel such license upon notice to Tenant. Tenant agrees that any such entry into the Leased Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay periodic Rent. Tenant further agrees that, to the extent permitted by law, Landlord and its principals shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of the Leasehold Improvements or installations made in the Leased Premises or loss or damage to property placed therein or there about, the same being at Tenant's sole risk.

      5.02 In addition to any other conditions or limitations on such license to enter the Leased Premises prior to the Lease Commencement Date, Tenant expressly agrees that none of its agents, contractors, workmen, mechanics, suppliers or invitees shall enter the Leased Premises prior to the Lease Commencement Date unless and until each of them shall furnish Landlord with satisfactory evidence of insurance coverage, financial responsibility and appropriate written releases of mechanics' or materialmen's lien claims.

   6. Miscellaneous Provisions. Landlord and Tenant further agree as follows:

      6.01 Except as herein expressly set forth with respect to the Leasehold Improvements, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Leased

      Premises. Any other work in the Leased Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease, including any alterations or improvements as contemplated by paragraph 11 of the Lease, shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

      6.02 This work letter agreement shall not be deemed applicable to: (a) any additional space added to the original Leased Premises at any time, whether by the exercise of any options under the Lease or otherwise, or
      (b) any portion of the original Leased Premises or any additions thereto in the event of a renewal or extension of the original Lease Term, whether by the exercise of any options under the Lease or any amendment or supplement thereto. The construction of any additions or improvements to the Leased Premises not contemplated by this work letter agreement shall be effected pursuant to a separate work letter agreement, in the form then being used by Landlord and specifically addressed to the allocation of costs relating to such construction.

      6.03 Any person signing this work letter agreement on behalf of Tenant warrants and represents he has authority to do so.

      6.04 This work letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

      6.05 Anything in the Lease to the contrary notwithstanding, notices and other items to be delivered pursuant to this work letter agreement shall be effective upon receipt of same by the party to whom such notice or item is directed.

   If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provided below for that purpose and return to us two
(2) signed counterparts of this work letter agreement.

                          Very truly yours,

                          By
                             ---------------------------
                             Authorized Signatory

                          By
                             ---------------------------
                              Authorized Signatory

   AGREED TO AND ACCEPTED this 9th day of August ,1996.

                          Randers Engineering, Inc.
                          ------------------------------

                          a Michigan corporation

                          By  Thomas R. Eurich
                              --------------------------
                          Its  President
                              --------------------------

                                   SCHEDULE 7

                           CERTIFICATE OF ACCEPTANCE



TENANT     ________________________________________________________

LOCATION   ________________________________________________________


   This letter is to certify that based on a visual inspection:

   1. The above-referenced space has been accepted by the Tenant for possession.

   2. The subject space is substantially complete in accordance with the plans and specifications used in constructing the demised premises.

   3.    The subject space can now be used for intended purposes.

   The execution of this certificate shall not relieve the Landlord of its obligation to expeditiously complete all work in which the Tenant is entitled under the terms of its lease with the Landlord. Neither this certificate, nor Tenant's occupancy of the premises, shall be construed to relieve the Landlord of its responsibility to remedy, correct, replace, reconstruct or repair any deviation, deficiency or defect in the work or in the materials or equipment furnished by the Landlord, without cost to Tenant, if a claim with respect thereto is made by Tenant.


Commencement Date ______________________________________, 19____.

Expiration Date ________________________________________, 19____.

Executed this _______ day of____________________________, 19____.



                                           TENANT:


                                           ______________________________


                                           By:___________________________
                                               Authorized Signature

                                   SCHEDULE 8
                          SCHEDULE OF RENTAL PAYMENTS
                               BASE RENT SCHEDULE


                   Rental Rate
                   -----------
Lease Year         Per Sq. Ft.       Annual Rent       Monthly Rent
----------         -----------       -----------       ------------
  Year 1             $18.00          $90,000.00          $7,500.00

  Year 2             $18.36          $91,800.00          $7,650.00

  Year 3             $18.91          $94,550.00          $7,879.17

  Year 4             $19.67          $98,350.00          $8,195.83

  Year 5             $20.45         $102,250.00          $8,520.83



                                Additional Rent

     The Base Rent Schedule set forth above is based upon a Tenant Improvement Allowance of $15.25 per usable square foot under this Lease ($76,250.00 total). Landlord agrees to provide up to $18.25 per usable square foot ($91,250.00 total) as a Tenant Improvement Allowance, provided, however, that the Base Rent set forth above will be adjusted to allow Landlord to recover the additional $3.00 Tenant Improvement Allowance (or any part thereof) over the initial term of the Lease, plus interest at the rate of ten percent (10%) per annum on said increased amount. The Landlord and Tenant agree to execute an addendum to this Lease to reflect the change in Base Rent, if any, at such time as the cost of the Tenant Improvements is known and the rental adjustment calculation can be made.


                           Tenant Electricity Charges

     Electricity charges have been incorporated into the Base Rent Schedule. Electricity for extraordinary computer usage or other special uses requiring excessive electrical power shall be separately metered and paid for by the Tenant.


                               Operating Expenses

     All operating expenses and taxes are the obligation of the Landlord except for Tenant's electricity as noted above.